Deloitte &
 Touche LLP
-----------         ----------------------------------------------------------
                    250 East Fifth Street         Telephone: (513) 784-7100
                    P.O. Box 5340
                    Cincinnati, Ohio 45201-5340


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement relating to 150,000 shares of Common Stock of The Procter & Gamble Company on Form S-8 of our report dated September 30, appearing in this Annual Report on Form 11-K of the Giorgio Employee Plan for the year ended December 31, 1995.



/S/DELOITTE & TOUCHE LLP
Cincinnati, Ohio
October 11, 1996













---------------
Deloitte Touche
Tohmatsu
International
---------------